Exhibit 99.2

IMS HEALTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 1, 2014, IMS Health Holdings, Inc. (“IMS Health” or the “Company”) acquired certain customer relationship management and strategic data businesses of Cegedim, SA (“Cegedim” and the “Cegedim acquisition”) for €385 million plus an initial working capital adjustment of €11 million. The Cegedim acquisition was financed through a combination of existing cash and net proceeds from the issuance of 4.125% senior unsecured notes. The following unaudited pro forma condensed combined statement of operations combine the historical consolidated statement of operations of IMS Health and the historical combined income statement of Cegedim, giving effect to the Cegedim acquisition as if it had been completed on January 1, 2014. The unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of IMS Health and the historical combined balance sheet of Cegedim, giving effect to the Cegedim acquisition as if it had been completed on December 31, 2014, the date of the latest filed statement of financial position. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 13, 2015, and the combined financial statements of Cegedim and the notes thereto, included in this Form 8-K/A.

The unaudited pro forma condensed combined financial information does not reflect cost savings, operating synergies or revenue enhancements expected from the combination of the two entities. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the actual combined financial position or results of operations of IMS Health and Cegedim would have been as of and for the year ended December 31, 2014, nor is it indicative of future results of operations or financial position of IMS Health and Cegedim.

The following unaudited pro forma financial information sets forth:

•	Financial information for IMS Health prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), derived from IMS Health’s audited consolidated financial statements for the fiscal year ended December 31, 2014.

•	Financial information for Cegedim prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), derived from the Cegedim audited historical combined financial statements for the year ended December 31, 2014.

•	Adjustments made to convert the Cegedim IFRS financial information to U.S. GAAP, to align with IMS Health’s U.S. GAAP accounting policies and to translate such financial information from euros to U.S. dollars using historical exchange rates.

•	Adjustments giving effect to the Cegedim acquisition and related transactions and financing, as if such transaction has been completed at December 31, 2014 for the statement of financial position and the beginning of the period presented for the statement of operations.

IMS HEALTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

December 31, 2014

(in millions)	IMS Health	Cegedim (Note 5)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$390	$128	$(141)	(a)	$377
Restricted cash	24	—	—		24
Accounts receivable, net	330	157	—		487
Other current assets	270	24	—		294

Total Current Assets	1,014	309	(141)		1,182

Property, plant and equipment, net	153	12	—		165
Goodwill	3,417	246	(201)	(b)	3,462
Other identifiable intangibles, net	2,400	132	81	(c)	2,613
Other assets	166	102	(35)	(d)	233

Total Assets	$7,150	$801	$(296)		$7,655

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$87	$38	$—		$125
Accrued and other current liabilities	481	151	—		632
Current portion of long-term debt	50	195	(195)	(e)	50
Deferred revenues	167	13	(6)	(f)	174

Total Current Liabilities	785	397	(201)		981

Postretirement and postemployment benefits	95	18	—		113
Long-term debt	3,743	—	296	(e)	4,039
Deferred tax liability	904	—	(1)	(g)	903
Other liabilities	81	2	—		83

Total Liabilities	5,608	417	94		6,119

Shareholders’ Equity	1,542	384	(390)	(h)	1,536

Total Liabilities and Shareholders’ Equity	$7,150	$801	$(296)		$7,655

The accompanying notes are an integral part of the condensed combined financial statements.

IMS HEALTH HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(in millions, except per share data)	IMS Health	Cegedim (Note 5)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue	$2,641	$589	$(8)	(a)	$3,222

Operating costs	1,238	284	—		1,522
Selling and administrative expenses	721	221	(10)	(b)	932
Depreciation and amortization	441	32	13	(c)	486
Severance, impairment and other charges	33	294	—		327

Operating Income (Loss)	208	(242)	(11)		(45)

Interest expense, net	(217)	(8)	(8)	(d)	(233)
Other loss, net	(276)	(3)	—		(279)

Non-Operating Loss, Net	(493)	(11)	(8)		(512)

Loss before income taxes	(285)	(253)	(19)		(557)
Benefit from (provision for) income taxes	96	(15)	7	(e)	88

Net Loss	$(189)	$(268)	$(12)		$(469)

Loss per Share Attributable to Common Shareholders:
Basic	$(0.59)				$(1.47)
Diluted	$(0.59)				$(1.47)
Weighted-Average Common Shares Outstanding:
Basic	319.0				319.0
Diluted	319.0				319.0

The accompanying notes are an integral part of the condensed combined financing statements.

IMS HEALTH HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements and related notes present the pro forma results of IMS Health and Cegedim on a combined basis based on the historical financial information of each company after giving effect of the Cegedim acquisition and related transactions and financing. The Cegedim acquisition was financed through a combination of existing cash and net proceeds from the issuance of 4.125% senior unsecured notes (the “Senior Notes”).

The Cegedim acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the valuation of current assets, goodwill, intangible assets, property, plant, and equipment, other long-term assets, and liabilities assumed, amortization of intangible assets, depreciation of tangible fixed assets, costs incurred and the income tax effects of the pro forma adjustments. The purchase price allocations as of the acquisition date and the resulting effect on income from operations could be significantly different from the amounts included herein.

Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are required to be expensed as incurred. These costs were eliminated in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact on the combined results.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined financial statements reflect adjustments to conform Cegedim’s results to the Company’s accounting policies as described in Note 5 below. As the review of Cegedim’s policies progresses, it is possible that other policy differences may be identified.

Note 3. Purchase Price Allocation

The purchase price of the Cegedim acquisition was €385 million plus an initial working capital adjustment of €11 million. The Company is currently in the process of determining the fair value of the assets acquired and liabilities assumed in the transaction. The following table summarizes the provisional allocation of the Cegedim acquisition’s purchase price to the estimated fair values of the assets acquired and liabilities assumed, using an exchange rate as of April 1, 2015 of 1.076 of U.S. dollars to 1 euro.

(in millions)
Identifiable intangible assets	$213
Goodwill	45
Other net assets acquired(1)	168

Total purchase price allocation	$426

(1)	The largest components of the other net assets acquired include cash, accounts receivable and accounts payable and accrued expenses.

The amount allocated to identifiable intangible assets represents the estimated fair values of client relationships, databases, computer software and trade names, which were assumed to be amortized over a weighted average life of 7 years.

The provisional purchase price allocation presented above is based upon information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using comparable values and relationships from previous acquisitions. The purchase price allocation is provisional pending our calculations of the fair values of the assets and liabilities using valuation techniques, including income, cost and market approaches. Changes may be made to these estimated fair values, upon our final determination of the assets and liabilities. Upon the completion of the final purchase price allocations, any reallocation of fair values to the assets acquired and liabilities assumed in the acquisitions could have a material impact on our depreciation and amortization expenses and future results of operations. A $10 million change in the estimated fair value of definite-lived intangible assets would result in an approximate change in annual amortization expense of $1.5 million.

IMS HEALTH HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Goodwill, as noted above, is attributable to the value of the synergies between the acquired company and IMS Health. The Company anticipates that the majority of the value assigned to goodwill will not be deductible for tax purposes.

Note 4. Pro Forma Adjustments

The following pro forma adjustments are reflected in the Pro Forma Condensed Combined Statement of Financial Position as if the acquisition had occurred on December 31, 2014. Where applicable, the pro forma adjustments were converted to U.S. dollars using the exchange rate as of April 1, 2015 of 1.076 of U.S. dollars to 1 euro.

(a)	Adjustments to cash and cash equivalents reflect the purchase price paid to Cegedim, SA in the amount of $426 million and the reduction to cash for transaction costs of $6 million not yet incurred as of December 31, 2014, partially offset by the cash received from the issuance of the Senior Notes of $291 million, after deduction of underwriting fees of $4 million.

(b)	Adjustments to goodwill represent the elimination of Cegedim’s historical goodwill of $246 million, partially offset by an estimate of the amount of goodwill to be recorded under purchase accounting of $45 million.

(c)	Adjustments to identifiable intangible assets reflects the difference between the estimate of the fair value of identifiable intangible assets acquired of $213 million and the net book value of Cegedim’s historical identifiable intangible assets of $132 million.

(d)	Adjustments to other assets reflect a reclass of $39 million to deferred tax liability as a result of deferred tax netting, partially offset by $4 million for the deferral of the debt issuance costs related to the issuance of Senior Notes.

(e)	Adjustments to current portion of long-term debt and long-term debt represent the issuance of the Senior Notes of $296 million to partially fund the Cegedim acquisition, partially offset by the elimination of Cegedim’s historical debt of $195 million.

(f)	Adjustment to deferred revenue represents the reduction related to the estimated fair value of deferred revenue acquired in the acquisition of $6 million.

(g)	Adjustments to deferred tax liability reflect $40 million of purchase accounting adjustments estimated at statutory income tax rates, offset by a reclass of $39 million from other assets as a result of deferred tax netting.

(h)	Adjustment to shareholders’ equity represents the elimination of Cegedim’s historical equity of $384 million and the reduction for transaction costs for $6 million not yet incurred as of December 31, 2014.

The following pro forma adjustments are reflected in the Pro Forma Condensed Combined Statement of Operations as if the acquisition had occurred on January 1, 2014. Where applicable, the pro forma adjustments were converted to U.S. dollars using the average exchange rate for the year ended December 31, 2014 of 1.323 U.S. dollars to 1 euro.

(a)	Adjustment to revenue represents the reduction related to the estimated fair value of deferred revenue acquired in the acquisition of $8 million.

(b)	Adjustment to selling and administrative expenses reflects the elimination of acquisition-related costs of $10 million recorded in the historical financial statements of IMS Health.

(c)	Adjustments to depreciation and amortization reflect the estimated amortization expense of acquired tangible and intangible assets of $45 million, partially offset by the elimination of Cegedim’s historical depreciation and amortization expense of $32 million.

IMS HEALTH HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements - Continued

(d)	Adjustments to interest expense, net represent the interest expense incurred on the Senior Notes of $15 million and amortization of $1 million of debt issuance costs, partially offset by the elimination of Cegedim’s historical interest expense, net of $8 million.

(e)	Represents the tax impact at a blended statutory rate of 38% of the pro forma adjustments.

Note 5. Adjustments to Cegedim’s Financial Statements to Reconcile to U.S. GAAP

The following tables reconcile Cegedim’s historical financial information prepared in accordance with IFRS and in euros to financial information prepared in accordance with U.S. GAAP and in U.S. dollars.

Cegedim Statement of Financial Position as of December 31, 2014

(in millions)	Cegedim (Euro)	Reclasses (1)	Subtotal	IFRS to U.S. GAAP Adjustments (Euro) (2)		Cegedim U.S. GAAP (Euro)	Cegedim U.S. GAAP (USD) (3)
Assets
Current Assets:
Cash and cash equivalents	€105	€—	€105	€—		€105	$128
Restricted cash	—	—	—	—		—	—
Accounts receivable, net	141	(12)	129	—		129	157
Inventories	1	(1)	—	—		—	—
Other current assets	7	13	20	—		20	24

Total Current Assets	254	—	254	—		254	309

Property, plant and equipment, net	10	—	10	—		10	12
Goodwill	202	—	202	—		202	246
Other identifiable intangibles, net	134	—	134	(26	)(a)	108	132
Long-term financial assets	46	(46)	—	—		—	—
Other assets	38	46	84	—		84	102

Total Assets	€684	€—	€684	€(26)		€658	$801

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	€31	€—	€31	€—		€31	$38
Accrued and other current liabilities	61	63	124	—		124	151
Current portion of long-term debt	160	—	160	—		160	195
Other current liabilities	74	(74)	—	—		—	—
Deferred revenues	—	11	11	—		11	13

Total Current Liabilities	326	—	326	—		326	397

Postretirement and postemployment benefits	—	15	15	—		15	18
Long-term debt	—	—	—	—		—	—
Deferred tax liability	8	—	8	(8	)(a)	—	—
Other liabilities	17	(15)	2	—		2	2

Total Liabilities	351	—	351	(8)		343	417

Shareholders’ Equity	333	—	333	(18	)(a)	315	384

Total Liabilities and Shareholders’ Equity	€684	€—	€684	€(26)		€658	$801

(1)	Certain reclassifications have been made to the historical presentation of Cegedim to conform to the presentation used by IMS Health, primarily relating to inventories, receivables, other assets, deferred revenues, postretirement benefits and other current and long-term liabilities.

(2)	(a) IFRS to U.S. GAAP adjustment represents the removal of overhead compensation for internally-developed software that has been capitalized historically by Cegedim under IFRS, but does not meet the capitalization requirements under U.S. GAAP, and the related tax impact.

(3)	Results are converted to U.S. dollars using the exchange rate as of December 31, 2014 of 1.216 of U.S. dollars to 1 euro.

IMS HEALTH HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements - Continued

Cegedim Statement of Operations for the Year Ended December 31, 2014

(in millions)	Cegedim (Euro)	Reclasses (1)	Subtotal	IFRS to U.S. GAAP Adjustments (Euro) (2)		Cegedim U.S. GAAP (Euro)	Cegedim U.S. GAAP (USD) (3)
Revenue	€445	€—	€445	€—		€445	$589

Purchased used	17	(17)	—	—		—	—
External expenses	133	(133)	—	—		—	—
Taxes	4	(4)	—	—		—	—
Employee expenses	220	(220)	—	—		—	—
Allocations to and reversals of provisions	2	(2)	—	—		—	—
Other operating income and expenses	1	(1)	—	—		—	—
Impairment of goodwill	219	(219)	—	—		—	—
Other non-recurrent income and expenses	3	(3)	—	—		—	—
Operating costs	—	215	215	—		215	284
Selling and administrative expenses	—	162	162	5	(a)	167	221
Depreciation and amortization	28	—	28	(4	)(b)	24	32
Severance, impairment and other charges	—	222	222	—		222	294

Operating Loss	(182)	—	(182)	(1)		(183)	(242)

Interest expense, net	(8)	2	(6)	—		(6)	(8)
Other loss, net	—	(2)	(2)	—		(2)	(3)

Non-Operating Loss, Net	(8)	—	(8)	—		(8)	(11)

Loss before income taxes	(190)	—	(190)	(1)		(191)	(253)
Provision for income taxes	(11)	—	(11)	—		(11)	(15)

Net Loss	€(201)	€—	€(201)	€(1)		€(202)	$(268)

(1)	Certain reclassifications have been made to the historical presentation of Cegedim to conform to the presentation used by IMS Health. The reclasses impacting operating expenses revise Cegedim’s presentation from classifying expenses by nature to classifying by function. Additionally, the impact of changes in foreign exchange rates was reclassified from interest expense, net to other loss, net.

(2)	(a) IFRS to U.S. GAAP adjustment represents the additional expense for overhead compensation for internally-developed software that has been capitalized historically by Cegedim under IFRS, but does not meet the capitalization requirements under U.S. GAAP.

(b) IFRS to U.S. GAAP adjustment represents the decrease in amortization expense for internally-developed software that did not meet the capitalization requirements under U.S. GAAP.

(3)	Results are converted to U.S. dollars using the average exchange rate for the year ended December 31, 2014 of 1.323 U.S. dollars to 1 euro.